                                 TERM LOAN AGREEMENT


         This Term Loan Agreement (this "Agreement") is made and entered into as of this 12th day of June, 1996 by and between THE SUMITOMO TRUST & BANKING CO., LTD., LOS ANGELES AGENCY (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower"), on the terms and conditions that follow:

                                      Section 1

                                     DEFINITIONS

         1.01 CERTAIN DEFINED TERMS. Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined);

              (a) "Applicable Laws": shall mean all applicable laws, statutes, ordinances, rulings, regulations, codes, decrees, orders, judgments, conditions, restrictions, requirements, guidelines or interpretations (whether or not having the force of law) of any Governmental Authority.

              (b) "Business Day": shall mean a day other than a Saturday or Sunday on which commercial banks are open for business in California, USA, and, if the applicable Business Day relates to a LIBOR Rate, a day on which dealings are carried on in the London Interbank Market.

              (c) "Consolidated Operating Loss": shall mean a loss from operations before other income and expenses, income taxes and extraordinary items as set forth on the Borrower's consolidated statement of income.

              (d) "Debt": shall mean all liabilities of the Borrower as set forth on its balance sheet less Subordinated Debt.

              (e) "Domestic": shall mean the consolidated North American operations of the Borrower.

              (f) "Effective Tangible Net Worth": shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e, goodwill, trademarks, patents, copyrights, organization expense, loans and advances to employees, and similar intangible items), and excluding any cumulative translation adjustments to equity for the value of foreign assets based upon changes in foreign exchange rates and excluding redemption of employee stock options.

              (g) "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

              (h)  "Event of Default":  shall have the meaning set forth in
Section 6.

              (i) "GAAP": shall mean generally accepted accounting principles in the United States applied on a consistent basis.

              (j) "Governmental Authority": shall mean the U.S.A., Japan, the State of California, the state in which the Borrower's corporate domicile is located and any political subdivision, agency, department, court, commission, board or any similar entity which exercises jurisdiction over the Bank, the Borrower or any of the Borrower's property.

              (k)  "Indebtedness":  shall mean, with respect to the Borrower
(i) all indebtedness, whether direct or contingent (if reportable pursuant to GAAP) or (ii) all indebtedness for the deferred purchase price of property or services due more than 45 days from the date of payment specified on the invoice for such obligation in respect of which the Borrower is primarily liable as obligor or
(iii) all obligations under leases which shall have been or should be, in accordance with GAAP, reported as capital leases in respect of which the Borrower is primarily liable.

              (l) "LIBOR": shall mean the rate per annum determined on the basis of the offered rates for deposits in U.S. Dollars for a period of one (1), three (3) or six (6) months, commencing on the borrowing date, the conversion date or the last day of the immediately preceding Interest Period, as the case may be, which appear on Telerate Page 3750 as of 11:00 a.m. London time, on the day that is two (2) Business Days preceding the borrowing date or the last day of the immediately preceding Interest Period. If at least two (2) such offered rates appear on Telerate Page 3750, the applicable rate will be the arithmetic mean, rounded up to the next higher one thirty-second of a percentage point, of such offered rates. If fewer than two (2) offered rates appear, the applicable rate will be equal to the Bank's cost of funds determined by it, in its sole but reasonable discretion. Any LIBOR Rate determined on the basis of the rate displayed on Telerate Page 3750 shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service.

              (m) "London Interbank Market": shall mean the offering and making of dollar deposits at financial institutions located in London.

              (n) "Note": shall mean a promissory note by the Borrower in favor of the Bank in the form of Annex A attached hereto.

              (o) "Obligations": shall mean all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower to the Bank arising from or pursuant to this Agreement and all interest accruing on all or any part thereof.

              (p) "Permitted Domestic Liens": shall mean: (i) liens and security interests securing the Obligations; (ii) liens for taxes, assessments or similar charges either not more than 45 days past due or being contested in good faith by appropriate proceedings diligently conducted;
(iii) liens of materialmen, mechanics, warehousemen, carriers or other like liens arising in the ordinary course of business and securing obligations which are not more than 45 days past due or being contested in good faith by appropriate proceedings diligently conducted; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred under Section 5.09 hereof; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; (vi) liens in connection with workers' compensation, unemployment insurance and such other types of insurance; (vii) liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business; (viii) liens resulting from zoning restrictions, easements and such other similar restrictions on the use of real property, which do not materially interfere with the ordinary conduct of the business of the Borrower; and (ix) liens arising by reason of any judgment, decree or order of any court, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired.

              (q) "Subordinated Debt": shall mean such liabilities of the Borrower which have been subordinated to the prior payment and satisfaction in full of the Obligations and which mature after July 1, 2001.

              (r) "Telerate Page 3750": shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. dollar deposits).

         1.02 ACCOUNTING TERMS. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP unless otherwise expressly stated herein, and except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                                      Section 2

                                    THE TERM LOAN

         2.01 TERM LOAN. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to lend to the Borrower, upon the Borrower's request which shall be made after June 12, 1996 for drawdown as of June 14, 1996, and prior to June 30, 1997 (the "Drawdown Period") in minimum amounts of $5,000,000.00 up to the maximum amount of $20,000,000.00 (the "Term Loan"); provided that a borrowing may be made in an amount equal to any remaining portion of the Term Loan. The Borrower shall provide the Bank with a written request at least two (2) Business Days prior to the date of a proposed borrowing (no later than 11:30 a.m. (California time)) specifying (a) the date of the borrowing, (b) the amount of the borrowing, and (c) the Interest Period. The Term Loan shall be evidenced by the Note. Any amount prepaid or repaid may not be reborrowed under this Agreement.

         A. Term Loan Account. The Bank shall maintain on its books a record of account in which the Bank shall make entries setting forth all payments made, the application of such payments to interest and principal, accrued and unpaid interest (if any) and the outstanding principal balance under the Term Loan (the "Term Loan Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's principal amount outstanding hereunder, which statement shall be conclusive and binding upon the Borrower absent manifest error.

         B.  Interest.

             (a) Effective June 14, 1996, interest shall accrue on the outstanding principal balance or any portion of the outstanding principal balance on the Term Loan ("Term Balance") at a rate of LIBOR plus a margin of 0.65% per annum (the "LIBOR Rate"). The interest period with respect to the LIBOR Rate shall be a period of one (1), three (3) or six (6) months, at the Borrower's option, thereafter (the "Interest Period"), beginning on the borrowing date, the conversion date or the last day of the immediately preceding Interest Period, as the case may be. Each determination of LIBOR applicable to a particular Interest Period shall be made by the Bank and shall be conclusive and binding upon the Borrower absent manifest error. Prior to the end of each Interest Period, the Borrower shall select the applicable Interest Period for the Term Loan in a written notice to the Bank. Each such notice shall be delivered to the Bank no later than 11:30 a.m. (California time), at least two (2) Business Days prior to the end of the then current Interest Period. If the Borrower shall at any time fail to send to the Bank such notice in a timely manner, then the Borrower shall be deemed to have elected an Interest Period of one (1) month. Term Balances based upon the LIBOR Rate is hereinafter referred to as the "Eurodollar Balances".

              (b) Effective June 14, 1997, the Borrower has the option to convert the Eurodollar Balances, in whole or in part, to Fixed Rate Balances pursuant to the terms and conditions set forth below. The Term Balance shall bear interest at the Bank's cost of funds to be determined two (2) Business Days prior to conversion plus a margin of 0.70% per annum (the "Fixed Rate"). The Bank shall provide the Borrower with a statement of the Borrower's Fixed Rate, which statement shall be considered to be correct and conclusively binding on the Borrower absent manifest error. The Term Balance bearing interest at the Fixed Rate is hereinafter referred to as "Fixed Rate Balances".

    Should the Borrower decide to elect the Fixed Rate, the Borrower shall convert, in whole or in part, on the last day of any Interest Period in a minimum amount of $2 Million up to the total amount of principal outstanding as of June 30, 1997. The Borrower shall deliver a written notice to the Bank specifying (a) the date of the conversion, (b) the amount of the conversion and (c) the Fixed Rate term period (the "Fixed Rate Term Period"). Each such notice shall be delivered to the Bank no later than 11:30 a.m. (California time), at least two (2) Business Days prior to the date of conversion.

    On any date of determination, the Term Balance shall never exceed the Term Balance as of June 30, 1997, minus the sum of (i) all scheduled payments to be made through such date of determination plus (ii) all prepayments made on the Term Balance. The Fixed Rate Term Period selected by the Borrower shall not extend beyond any Repayment Dates (as hereinafter defined) unless the Term Balance, the aggregate amount of which shall be equal to or greater than the amount to be repaid on any particular Repayment Date, shall become due and payable on such Repayment Date.

              (c) The Borrower has the option to convert from the Fixed Rate to the LIBOR Rate, in whole, on the last day of any Fixed Rate Term Period. The Borrower shall deliver a written notice to the Bank specifying (a) the date of the conversion, and (b) the Interest Period. Each such notice shall be delivered to the Bank no later than 11:30 a.m. (California time), at least two (2) Business Days prior to the date of conversion.

              (d) Interest on any Eurodollar Balance with an interest period of 93 or less days shall be paid on the last day of the relevant Interest Period pertaining to such Eurodollar Balance. Interest on any Eurodollar Balance with an Interest Period in excess of 93 days shall be paid quarterly (i.e., on the last day of each 3 month period occurring in such Interest Period) and on the last day of the relevant Interest Period pertaining to such Eurodollar Balance.

    Interest on any Fixed Rate Balance for each advance shall be paid quarterly (i.e., on the day that is three months after the relevant conversion date and every three months thereafter).

    Interest shall be calculated on a year of 360 days for actual days elapsed.

              (e) Notice of Election to Adjust Interest Rate. Upon written notice which shall be received by the Bank at or before 11:30 a.m. (California time) on a Business Day, the Borrower may elect that interest on a Eurodollar Balance shall continue to accrue at a newly quoted LIBOR Rate or shall be adjusted to commence to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than two (2) Business Days prior to the last day of the Interest Period. If the Bank shall not have received notice as prescribed herein of Borrower's election that interest on any Eurodollar Balance shall continue to accrue at the LIBOR Rate, Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the newly quoted LIBOR Rate with the one (1) month Interest Period upon the expiration of the Interest Period pertaining to such Eurodollar Balance.

              (f) Optional Prepayment. Notwithstanding anything to the contrary in this Agreement, the Borrower may from time to time prepay any Eurodollar Balance, in whole or in part, without premium or penalty; provided that any such payment shall be on a day which is the last day of the relevant Interest Period. The Borrower may prepay any Fixed Rate Balance, in whole or in part, without premium or penalty; provided that the Borrower shall pay the Bank on the date of the prepayment for any and all of the breakage costs incurred by the Bank due to such prepayment which breakage costs shall be determined by the Bank in its reasonable discretion which determination shall be conclusive absent manifest error.

         If the whole or any part of the Term Balance is prepaid by reason of acceleration or otherwise, the Borrower shall upon the Bank's request, pay to and indemnify the Bank for all costs and any loss (including interest) actually incurred by the Bank and any loss (excluding loss of profit resulting from the re-employment of funds) sustained by the Bank as a consequence of such prepayment. Any prepayment shall first be applied to pay accrued interest, then be applied to reduce the principal balance payable on the date set forth in this Agreement, and the remaining portion (if any) of such prepayment shall then be applied to pay the principal installment(s) of latest maturity under this Term Loan.

              (g)  Increased Costs.  The Borrower shall within five (5)
Business Days after written notice from the Bank, reimburse the Bank for any increased cost incurred by the Bank in making or maintaining the Term Loan, including, but without limitation the Bank's cost of maintaining any reserves or special deposits against the Term Loan or against the deposits to fund the Term Loan or of complying with any Applicable Laws after the date hereof with respect to the Term Loan or with respect to any other aspect of this transaction, including but not limited to, costs or reductions in the Bank's return on capital resulting from changes in capital adequacy requirements.
The Bank shall submit to the Borrower a certificate setting forth the amount of any such increased cost and describing in reasonable detail the basis and calculation of such increased costs which in the absence of manifest error shall be conclusive and binding. The foregoing notwithstanding, (i) the Borrower shall not be responsible for payment of any amounts to the extent determined to be as a result of the Bank's gross negligence or willful misconduct, and (ii) the Bank shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take any action if the taking of such action would avoid the need for, or reduce the amount of, any additional amounts payable and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to the Bank.

              (h) Illegality. In the event it becomes unlawful for the Bank to make or maintain the Term Loan at the LIBOR Rate or any advance of the Term Loan at the LIBOR Rate, then the obligation of the Bank to make the Term Loan at the LIBOR Rate or any such advance at the LIBOR Rate shall forthwith terminate or, if the entire amount of the Term Loan at the LIBOR Rate has already been advanced, then upon notice by the Bank the Term Loan shall immediately bear interest at a rate per annum equal to the sum of the Bank's cost of funds, as determined by the Bank at its sole discretion, plus
0.65 percent.

              (i) Business Day Adjustment. If the date on which a payment hereunder is due is not a Business Day or if any Interest Period would otherwise end on a day that is not a

Business Day, then such payment shall be made, or such Interest Period shall end, on the next succeeding Business Day; provided however, in the event the Interest Rate is based on the LIBOR Rate, the Interest Period shall end on the immediately preceding Business Day if the next succeeding Business Day is in another calendar month.

              (j) Taxes. Any and all payments by the Borrower hereunder or under the Note shall be made free and clear or and without deduction for any taxes.

         C. Principal. The Borrower hereby promises and agrees to pay the outstanding principal of the Term Loan in 6 equal semi-annual installments of the outstanding principal balance of the Term Loan commencing on December 1, 1998, and ending on June 1, 2001 ("Repayment Dates").

         Each payment received by the Bank shall be applied to pay interest then due and unpaid and the remainder thereof (if any) shall be applied to pay principal.

         D. Commitment Fee. Borrower agrees to pay to the Bank a commitment fee during the Drawdown Period of 0.25% per annum on the daily average undrawn portion of the Term Loan, payable quarterly in arrears and computed on a year of 360 days for actual days elapsed.

                                      Section 3

                                CONDITIONS OF LENDING

    3.01 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Bank to make the first extension of credit to or on account of the Borrower hereunder is subject to the conditions precedent that the Bank shall have received before the date of such first extension of credit all of the following in form and substance satisfactory to the Bank:

         (a) Evidence that the execution, delivery and performance by the Borrower of this Agreement and any document, instrument or agreement required hereunder have been duly authorized.

         (b) Such other evidence as the Bank may reasonably request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

    3.02 CONDITIONS PRECEDENT TO SUBSEQUENT BORROWINGS. At the time of each notice of borrowing made hereunder the Borrower shall conclusively be deemed to have represented and warranted to the Bank that on and as of the date thereof
(i) the representations and warranties of the Borrower contained in this Agreement are in all material respects true and correct and (ii) no Event of Default or event which, with the giving of notice, the passage of time, or both, could become an Event of Default has occurred.

                                      Section 4

                            REPRESENTATIONS AND WARRANTIES

    The Borrower hereby makes the following representations and warranties to the Bank, which representations are true and correct:

    4.01 STATUS. The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied in all material respects with the fictitious name statute of, every jurisdiction in which the Borrower is doing business.

    4.02 AUTHORITY. The Borrower has full power and authority to execute, deliver and perform this Agreement and the Note. The execution, delivery and performance by the Borrower of this Agreement and the Note and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower;
(ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its certificate of incorporation or by-laws.

    4.03 LEGAL EFFECT. This Agreement and the Note constitute, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or limiting creditor's rights generally and subject to the availability of equitable remedies.

    4.04 FINANCIAL STATEMENTS. All financial statements, financial information and other financial data which may have been submitted by the Borrower to the Bank are and have been prepared in accordance with GAAP consistently applied and present fairly in all material respects, as of the date of such statements, information or data, the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

         4.05 LITIGATION. Except as disclosed by the Borrower in reports filed with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which could reasonably be expected, if determined adversely to the Borrower, to have a material adverse affect on the Borrower's financial condition or operations.

         4.06 TITLE TO ASSETS. The Borrower has good and marketable title to all of its assets. The Domestic assets are not subject to any security interest, encumbrance, lien or claim of any third person except for permitted Domestic Liens.

         4.07 ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been funded in accordance with its terms and otherwise complies with the requirements of ERISA, except as disclosed in writing to the Bank prior to the date of this Agreement.

         4.08 TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith by appropriate proceedings diligently conducted.

         4.09 COMPLIANCE WITH LAWS REGULATING THE INCURRENCE OF DEBT. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not subject to regulation under the Investment Company Act of 1940.

         4.10 ENVIRONMENTAL COMPLIANCE. The Borrower has implemented and complied in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or environmental conditions. Except as previously disclosed to the Bank in filings of the Borrower with the Securities and Exchange Commission, there are no suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its property claiming violations of any federal, state or local law, ordinance, statute or regulation relating to hazardous or toxic wastes, substances or related materials.

         4.11 BORROWER IS CURRENT IN ALL OBLIGATIONS. At the time of the execution of this Agreement, the Borrower is current in all material obligations of any kind or nature whatsoever in the ordinary course of business.

         4.12 NO DEFAULT. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which with the giving of notice or lapse of time, or both, would become an Event of Default.

         4.13 PARI PASSU. The obligations of the Borrower hereunder and under the Note rank PARI PASSU with all other senior debts, if any, of the Borrower.

                                      Section 5

                                      COVENANTS

         The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower will, unless the Bank shall otherwise consent in writing:

   5.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; and conduct its business and operations in accordance with all Applicable Laws.

   5.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually and prudently carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

   5.03 MAINTENANCE OF PROPERTIES. The Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

   5.04 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency diligently conducted; provided however, that Borrower may make payment of trade payables in accordance with its customary business practices. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

   5.05 INSPECTION RIGHTS. At any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and discuss the business and operations of the Borrower with any designated representative thereof. If the Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may reasonably request, all at the Borrower's expense, the amount of which shall be payable by the Borrower within 30 days following demand.

   5.06 REPORTING AND CERTIFICATION REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

         (a) Except for the existing class action lawsuit against the Borrower and its Board of Directors, not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual audited financial report and Securities Exchange Commission Form 10-K of the Borrower for such year, prepared pursuant to GAAP, and audited by an independent certified public accounting firm of recognized standing in accordance with generally accepted auditing standards. The audit opinion of the certified accountants shall state that the Borrower's consolidated statement of operations, balance sheet, stockholders' equity and cash flows present fairly, in all material respect, the consolidated financial position of the Borrower and its subsidiaries.

         (b) Not later than 60 days after the end of each fiscal quarter, the Borrower's Securities Exchange Commission Form 10-Q, together with the consolidating balance sheets and income statements for the Borrower and its subsidiaries, each as of the end of such period.

         (c) Promptly upon the Bank's request, such other information pertaining to the Borrower as the Bank may reasonably request.

   5.07 PAYMENT OF DIVIDENDS. Not declare or pay any dividends on any class of stock now or hereafter outstanding except dividends payable solely in the Borrower's capital stock.

   5.08 REDEMPTION OR REPURCHASE OF STOCK. Not redeem or repurchase any class of the Borrower's stock now or hereafter outstanding, provided, however, Borrower may redeem or repurchase any class of the Borrower's stock in an amount not to exceed $1,000,000.00 in any one fiscal year.

    5.09 ADDITIONAL DOMESTIC INDEBTEDNESS. Not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than (i) Indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the ordinary course of the Borrower's business or (iii) any Indebtedness for Capital Expenditures in the aggregate amount greater than $75,000,000.00 in any one fiscal year or
(iv) Indebtedness owed to other financial institutions under revolving lines of credit or (v) Indebtedness of up to $75,000,000.00 in connection with any acquisitions.

    5.10 LOANS. Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, employees, affiliated entities and subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted; provided however, that Borrower may make loans or advances or extend credit to employees of Borrower in an aggregate amount not to exceed $1,000,000.00 in any one fiscal year and; provided further, that the Borrower may make loans or advances or extend credit to affiliated entities and subsidiaries of Borrower in an aggregate amount not to exceed $15,000,000.00 in the aggregate.

    5.11 LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's Domestic properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for (i) Permitted Domestic Liens or as otherwise provided in this Agreement, (ii) purchase money security interests or capital leases of up to $75,000,000.00 for equipment including mortgage financing for the Borrower's Temecula, California property in any one fiscal year.

    5.12 TRANSFER ASSETS. Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet, any of its assets except in the ordinary course of business as presently conducted by the Borrower, which ordinary course of business includes, but is not limited to, sale-leasebacks of equipment and, then, only at then prevailing market rates for such assets.

    5.13 CHANGE IN NATURE OF BUSINESS. Not make any material change in the fundamental nature of its business as existing or conducted as of the date hereof.

    5.14 RESTRICTIONS ON MERGER, CONSOLIDATION, ACQUISITION OR ALTERATION OF CORPORATE STRUCTURE. Not merge with or consolidate with any other entity, make any material acquisition (except that Borrower may acquire any other businesses for up to $100,000,000.00 in the aggregate) or materially alter its present corporate structure.

    5.15 FINANCIAL CONDITIONS.  Maintain at all times:

         (a) A minimum consolidated Effective Tangible Net Worth of at least $175,000,000.00 plus, in each case, 50% of annual net income, the proceeds of any equity issuance, conversion of debt into equity and any grant of rights to subscribe for shares of the Borrower, commencing with the fiscal year-end June 30, 1994.

        (b) A ratio of consolidated Debt to consolidated Effective Tangible Net Worth of not more than 0.90 to 1.

        (c) A ratio of consolidated current assets to consolidated current liabilities of not less than 1.75 to 1. For the purposes hereof, outstanding balances hereunder and under any other loans maturing within the succeeding 12 month period (whether with the Bank or a third party) shall be included in consolidated current liabilities.

        (d) A ratio of the sum of net income, plus depreciation expense, plus amortization expense, plus net interest expense, each for the immediately preceding 4 fiscal quarters to the sum of the current portion of long-term Debt then due for the 4th immediately preceding fiscal quarter, plus net interest expense for the immediately preceding 4 fiscal quarters of not less than 2 to 1.

         5.16 NOTICE. Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $1,000,000.00; and (iii) other matters, other than matters of a general economic nature (other than those matters relating primarily to the Borrower or the industries in which the Borrower conducts its businesses) which have resulted in, or could reasonably be expected to, result in a material adverse change in the financial condition or business operations of the Borrower.

         5.17 CONSOLIDATED OPERATING LOSS. Not incur for any two consecutive quarters a cumulative Consolidated Operating Loss in excess of $10,000,000.00.

         5.18  ENVIRONMENTAL COMPLIANCE.  The Borrower shall:

              (a) Implement and comply in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or to environmental conditions.

              (b) Own, use, generate, manufacture, store, handle, treat, release or dispose of any hazardous or toxic wastes, substances or related materials, only if such ownership or use would not result in a material adverse change in the Borrower's financial condition, operations or assets.

              (c) Give prompt written notice to the Bank or any discovery of or suit, proceeding, claim, dispute, threat, inquiry or filing respecting hazardous or toxic wastes, substances or related materials, which if decided adversely would have a material adverse effect on the Borrower's financial condition, operations or assets.

              (d) At all times indemnify, defend and hold harmless the Bank, its successors, assigns and the officers, directors, employees and agents of the Bank from and against any loss, liability, cost, injury, expense or damage of any and every kind whatsoever (including, without limitation, court costs and attorney's fees and expenses) arising out of the use, generation, manufacture, storage, handling, treatment, disposal or presence of hazardous or toxic wastes, substances or related materials, other than liability arising out of the Bank's gross negligence or willful misconduct.

         5.19 INDEMNIFICATION. Without limiting any other obligations of the Borrower hereunder, on demand indemnify, defend and hold harmless the Bank, its successors, assigns, and the officers, directors, employees and agents of the Bank (collectively, the "Indemnitees") from and against any and all liabilities, losses, claims, damages and expenses including, without limitation, court costs and reasonable attorney's fees and expenses, of any kind or nature directly or indirectly resulting from or arising out of the Term Loan, any use of its proceeds, the Agreement, the Note or any act or omission to act by the Indemnitees in connection therewith, except to the extent caused directly by the gross negligence or willful misconduct of the Indemnitees. The Borrower's obligation to indemnify the Indemnitees under this Section 5.19 shall survive the termination of this Agreement.

         5.20 REPRESENTATIONS AND WARRANTIES. The Borrower shall continue to maintain the accuracy of the representations and warranties contained in
Section 4 of this Agreement.

                                      Section 6

                                  EVENTS OF DEFAULT

         Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

    6.01 NON-PAYMENT. The Borrower shall fail to pay any principal, interest, fees or other amounts payable under this Agreement after the expiration of ten
(10) Business Days after such due date.

    6.02 COVENANTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement and any such failure shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

    6.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower shall prove to have been materially incorrect or misleading in any material respect when made or given or when deemed to have been made or given.

    6.04 OTHER AGREEMENTS. The Borrower shall fail to pay any Indebtedness and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or the Borrower shall fail in any material respect to perform or observe any term or covenant contained in any agreement or instrument relating to any such Indebtedness, when required to be performed or observed and such failure shall not be waived or shall continue after the applicable grace period specified in such agreement or instrument, or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

    6.05 INSOLVENCY. The Borrower shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition for bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or substantial part of its properties, assets or businesses and shall not be discharged within 60 days after the date of such appointment.

    6.06 ATTACHMENT. Any writ of execution or attachment or any judgment lien which individually exceeds $2,000,000.00 or which, in the aggregate, exceeds $5,000,000.00 shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 60 days after the issuance or attachment of such writ or lien.

    6.07 SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body materially necessary to conduct the Borrower's business as now conducted.

    6.08 CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so with, any Person or group of Persons (as such terms are defined pursuant to Federal securities laws) and, as a result thereof, such Person or group of Persons has the ability to direct or cause the direction of the management and policies of the Borrower.

                                      Section 7

                                 REMEDIES ON DEFAULT

    Upon the occurrence and during the continuation of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

    7.01 ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

    7.02 CEASE EXTENDING CREDIT. Cease extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

    7.03 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's Obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

    7.04 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

                                      Section 8

                                    MISCELLANEOUS

    8.01 DEFAULT INTEREST RATE. The Borrower shall pay the Bank interest on any indebtedness or amount payable under this Agreement, from the date that such indebtedness or amount became due or was demanded to be due until paid in full, at a rate which is equal to 2% per annum plus the rate designated by the Bank from time to time as its prime rate in the United States of America, such rate to change as and when so designated.

    8.02 RELIANCE. Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which the Borrower now or hereafter shall give, or cause to be given, to the Bank in writing, other than those implied hereunder.

    8.03 NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by telecopier (such telecopier transmission effective upon confirmation or answerback) addressed as set forth below or to such other address as may be specified from time to time in writing by either party to the other.


To the Borrower:                            To the Bank:


INTERNATIONAL RECTIFIER                     THE SUMITOMO TRUST & BANKING CO.,
  CORPORATION                                 LTD., LOS ANGELES AGENCY
233 Kansas Street                           333 South Grand Avenue
El Segundo, CA 90245                        Suite 5300
Attn:  Treasury Department                  Los Angeles, CA 90071
Telecopier No. (310) 640-6575               Attn:  Credit Administration
                                                   Department (with copy
                                                   to Ninoos Benjamin)
                                            Telecopier No. (213) 628-2719


    8.04 LEGAL EXPENSES. All legal and other expenses incurred in connection with the negotiation, execution and delivery of the Term Loan Agreement shall be borne separately by each party.

    8.05 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

    8.06 CONFLICTING PROVISIONS. To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

    8.07 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may sell, assign or grant participations in amounts of $5,000,000.00 or greater, in all or any portion of its rights and benefits hereunder, provided, however, that Bank will not make any assignment without the Borrower's prior written consent that would be (i) to more than one bank or a syndication of banks, or (ii) to any assignee in the semiconductor industry.

    The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower if such third party agrees in writing to abide by the confidentiality provisions of Section 8.12 hereof.

    8.08 JURISDICTION. This Agreement, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

    8.09 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.
THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN

PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    8.10 HEADINGS. The headings herein set forth are solely for the purpose of identification and have no legal significance.

    8.11 ENTIRE AGREEMENT. This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.

    8.12 CONFIDENTIALITY. Except as may be required by law or requested by any regulatory body having jurisdiction over the Bank, the Bank shall, and shall cause its officers, employees, directors, agents, legal counsel and other professional advisors to, hold all non-public information obtained pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices. The Bank shall use its best efforts to notify the Borrower prior to any disclosure of any such non-public information, unless prohibited by any Applicable Laws.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.


BANK:                                  BORROWER:

THE SUMITOMO TRUST & BANKING           INTERNATIONAL RECTIFIER CORPORATION
  CO., LTD., LOS ANGELES AGENCY


By: /s/ Ninoos Benjamin                By: /s/ Michael P. McGee
    -----------------------------           -----------------------------
    Name:    Ninoos Benjamin                Name:   Michael P. McGee
    Title:   VP & Manager                   Title:  Vice President - Chief
                                                    Financial Officer



                                       Attest
                                       By: /s/ Darryl T. Mikuni
                                           ------------------------------
                                            Name:  Darryl T. Mikuni
                                            Title: Assistant Treasurer

                                    ANNEX A


                                PROMISSORY NOTE


U.S.$20,000,000.00                                       Los Angeles, California
                                                                   June 12, 1996


         FOR THE VALUE RECEIVED, the undersigned International Rectifier Corporation (the "Borrower") hereby promises to pay to the order of The Sumitomo Trust & Banking Co., Ltd., Los Angeles Agency (the "Bank") the principal sum of Twenty Million United States Dollars (US$20,000,000.00) or if less, the aggregate unpaid principal amount of the Term Balance in six (6) equal semi-annual installments commencing on December 1, 1998 and ending on June 1, 2001.

         The Company further promises to pay interest on the unpaid principal amount hereof from the date hereof until maturity (whether by acceleration or otherwise), in like money, at such rates and at such times, as are specified in the Agreement (as hereafter defined).

         All payments hereunder shall be made by wire transfer, in immediately available funds, not later than 1:00 p.m. California time on each day when due, to Bank of America NT & SA (San Francisco, California) ABA No. 121000358 for the account of The Sumitomo Trust & Banking Co., Ltd., Los Angeles Agency account No. 62907-31117 attention Credit Administration Department or at such other place as the Bank may specify in writing.

         This Promissory Note is the Note referred to in the Term Loan
Agreement dated June 12, 1996 between the Company and the Bank (the "Agreement") and is entitled to the benefits thereof. All capitalized words and terms herein are used as defined in the Agreement. The terms and conditions contained in the Agreement shall be considered a part hereof as if written herein, including those pertaining to the acceleration of the maturity hereof upon the happening of certain events in the Agreement.

         This Promissory Note shall be governed by and be construed and interpreted in accordance with the laws of the State of California without regard to principles of conflicts of laws.


                                       INTERNATIONAL RECTIFIER CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:






CORPORATE SEAL:

                            PROMISSORY NOTE


                                                         Los Angeles, California
U.S.$20,000,000.00                                                 June 12, 1996


     FOR THE VALUE RECEIVED, the undersigned International Rectifier Corporation (the "Borrower") hereby promises to pay to the order of The Sumitomo Trust & Banking Co., Ltd., Los Angeles Agency (the "Bank") the principal sum of Twenty Million United States Dollars (US$20,000,000.00) or if less, the aggregate unpaid principal amount of the Term Balance in six (6) equal semi-annual installments commencing on December 1, 1998 and ending on June 1, 2001.

     The Company further promises to pay interest on the unpaid principal amount hereof from the date hereof until maturity (whether by acceleration or otherwise), in like money, at such rates and at such times, as are specified in the Agreement (as hereafter defined).

     All payments hereunder shall be made by wire transfer, in immediately available funds, not later than 1:00 p.m. California time on each day when due, to Bank of America NT & SA (San Francisco, California) ABA No. 121000358 for the account of The Sumitomo Trust & Banking Co., Ltd., Los Angeles Agency account No. 62907-31117 attention Credit Administration Department or at such other place as the Bank may specify in writing.

     This Promissory Note is the Note referred to in the Term Loan Agreement dated June 12, 1996 between the Company and the Bank (the "Agreement") and is entitled to the benefits thereof. All capitalized words and terms herein are used as defined in the Agreement. The terms and conditions contained in the Agreement shall be considered a part hereof as if written herein, including those pertaining to the acceleration of the maturity hereof upon the happening of certain events in the Agreement.

     This Promissory Note shall be governed by and be construed and interpreted in accordance with the laws of the State of California without regard to principles of conflicts of laws.


                                       INTERNATIONAL RECTIFIER CORPORATION


                                       By: /s/ MICHAEL P. MCGEE
                                          -------------------------------------
                                          Name:  Michael P. McGee
                                          Title: Vice President --
                                                 Chief Financial Officer


CORPORATE SEAL:




                                       2